UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2019

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	SEAC	Nasdaq

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective as of May 5, 2019, Mary Palermo Cotton retired as a Class I Director of SeaChange. Ms. Palermo Cotton had over 14 years of board service with SeaChange, and her decision to resign from the Board did not involve a disagreement with SeaChange on any matter relating to SeaChange’s operations, policies or practices.

Effective as of May 6, 2019, SeaChange was also advised by Royce E. Wilson due to his increased responsibilities outside of SeaChange that he has decided to not stand for election at the upcoming Annual Meeting as a Class II Director of SeaChange.

(e)

Fiscal 2020 Compensation and Bonus Plans

On May 5, 2019, the Compensation Committee of the Board of Directors of SeaChange International, Inc. (“SeaChange”) established the fiscal year 2020 short-term incentive bonus plans (the “2020 Plans”) for Peter Faubert and Marek Kielczewski, each a named executive officer of SeaChange.

The below-described 2020 Plans were established by the Compensation Committee of the Board of Directors of SeaChange after giving consideration to compensation practices of SeaChange’s peer companies, and commentary regarding executive compensation trends and practices, including that published by Institutional Shareholder Services.

Under the 2020 Plans, Mr. Faubert will be eligible to receive a target bonus of 60% of his base salary and Mr. Kielczewski will be eligible to receive a target bonus of 60% of his base salary.

The bonuses are payable in cash and are earned based on SeaChange achieving certain overall company financial objectives for fiscal 2020 related to Total Revenue and Non-GAAP Operating Income and based on individualized performance-based objectives.

The bonuses are determined upon conclusion of SeaChange’s 2020 fiscal year.

The 2020 Plans provide that the Compensation Committee has the discretion to determine the amount paid under the 2020 Plans, whether or not the criteria are satisfied. The 2020 Plans also provide that the amount payable may be adjusted upward or downward in predetermined amounts if actual performance exceeds or is below the target financial criteria, with a specified maximum upward adjustment of fifty percent above target based upon each of Non-GAAP Operating Income and Total Revenue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Mark Bonney
Mark Bonney
Executive Chair

Dated: May 9, 2019